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                                                                    Exhibit 23.6


                          CTR MARKET RESEARCH CO., LTD.



BY FACSIMILE AND COURIER

Focus Media Holding Limited
28/F, Zhao Feng World Trade Building
369 Jiangsu Road
Shanghai 200050
People's Republic of China


                  RE: CONSENT OF CTR MARKET RESEARCH CO., LTD.

We understand that Focus Media Holding Limited ("Focus Media") plans to file a registration statement on Form F-1 ("Registration Statement") with the U.S. Securities and Exchange Commission. We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to the use therein under the headings "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Our Industry" and "Business" of our name and data sourced from the publications of CTR Market Research Co., Ltd.



                              CTR Market Research Co., Ltd.


                              By:    /s/ Jie Zhao
                                     ------------
                              Name:  Jie Zhao
                              Title:
                              Date:  2005.6